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                                                                    Exhibit 99.2

                       NISSAN MOTOR ACCEPTANCE CORPORATION

                              OFFICER'S CERTIFICATE

            The undersigned, Joji Tagawa, Treasurer of NISSAN MOTOR ACCEPTANCE CORPORATION, a California corporation (the "Company"), does hereby certify, in his capacity as such corporate officer, as follows:

            (1) The undersigned has caused a review of the activities of the Company, in its capacity as Servicer, during the period October 29, 2003 through March 31, 2004, to conducted under his supervision; and

            (2) To the best of the undersigned's knowledge, no Servicer Default has occurred during the period October 29, 2003 through March 31, 2004.

            This Officer's Certificate is being furnished pursuant to Section 3.01(c) of the Servicing Agreement, dated as of March 1, 1999, as amended, and
Section 8.11(a) of the 2003-A Servicing Supplement, dated as of October 29, 2003, by and among Nissan-Infiniti LT, NILT Trust and the Company (the "Agreement").

            Capitalized terms not otherwise defined herein have the meaning assigned to them in the Agreement.

            IN WITNESS WHEREOF, I have set my hand effective as of the 31st day of March, 2004.

                                       /s/ Joji Tagawa
                                       -----------------------------------------
                                       Joji Tagawa
                                       Treasurer

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